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                                                                    Exhibit 10.3

                                 PROMISSORY NOTE
                                 ---------------

         $100,000.00                                       MAY 21, 2004

     For value received, Power Technology Inc., a Nevada Corporation, ("Maker") promises to pay to the order of CORPORATE STRATEGIES, INC., a Delaware corporation ("Payee"), in lawful money of the United States of America, the principal sum of One Hundred Thousand and 00/100 Dollars ($l00,000.00). All principal and any interest hereunder shall be payable at 1770 St. James Place, Suite 116, Houston, TX 77056, or such other place that Payee may hereinafter designate in writing.

     Principal under this note shall bear interest at the rate of eighteen percent (18%) per annum from the date of funding until paid in full. All principal and interest under this Note shall be paid in full on December 31, 2004. All interest that shall accrue in accordance herewith on the indebtedness evidenced by this Note shall be computed on the basis of a year of 365 days.

     Each of the following events shall be herein referred to as an "Event of Default": (i) the failure of Maker to maintain a public listing on the OTCBB, NASDAQ, AMEX, OR NYSE exchanges or the failure to make timely filings of all necessary requirements of all regulatory authorities, or (ii) the failure to make payment of any of the principal or interest hereunder when due or on demand by payee, (iii) if by July 15, 2004, the board of Directors of Maker has failed to cause 67,000,000 shares of Maker's common stock to be set aside for transfer to Payee as set forth in paragraph eight of this Note, (iv) the filing of a petition in bankruptcy by Maker, or (v) the assignment of assets for the benefit of creditors of Maker. It is especially agreed, that upon the occurrence of an Event of Default, Payee or any other holder hereof at any time thereafter may, at its option, (a) declare the entire unpaid principal of and accrued interest on this Note immediately due and payable and upon notice to Maker and failure to cure, the same shall become and shall be immediately due and payable; and (b) take any and all other actions available to Payee or any holder under this Note or any document given to secure this Note, at law, in equity or otherwise. The failure of the holder hereof to exercise any of the foregoing options shall not constitute a waiver of the right to exercise the salad upon the occurrence of a subsequent default.

     In addition to all principal and accrued interest on this Note, Maker agrees to pay (i) all reasonable costs and, expenses incurred by all owners and holders of this Note in collecting this Note through reorganization, bankruptcy, receivership or any other proceeding and (ii) reasonable attorney's fees when and if this Note is placed in the hands of an attorney for collection after default.

     It is the intention of the parties hereto to conform, strictly to applicable usury laws as in effect from time to time during the term of this Note. Accordingly, if any transaction or transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable), then, in that event, notwithstanding anything to the contrary in this Note, it is agreed as follows: (i) the provisions of this paragraph shall govern and control; (ii) the aggregate of an interest under applicable laws that is contracted for, charged or received under this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be promptly refunded to Maker by Payee (or, if such consideration shall have been paid in full, such excess shall be promptly refunded to Maker by Payee); (iii,) neither Maker nor any other person or entity now or hereafter liable in connection with this Note shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum interest permitted by the applicable usury laws; and. (iv) the effective rate of interest shall be IPSO FACTO reduced to the maximum lawful interest rate.

                        Page l of 2 Page Promissory Note





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     Maker shall have the privilege to prepay this Note at any time, and from time to time, in whole or part, without penalty or fee. Any prepayment of principal under this Note shall include accrued interest to the date of prepayment on the principal amount being prepaid.

     Maker and any other co-makers, endorsors, guarantors and sureties severally
(i) waive notice (including, but not limited to, notice of protest, notice of dishonor and notice of intent to accelerate or notice of acceleration), demand, presentment of payment, protest and filing of suit for the purpose of fixing liability, (ii) consent that the time of payment hereof may be extended without notice to them or any of them, (iii) expressly agree that it will not be necessary for any holder hereof, in order to enforce payment of this Note by them, to first institute suit or exhaust its remedies against Maker or any others liable herefor, or to enforce its rights against any security herefor, and (iv) consent to any extensions or postponements of time of payment of this Note or any other indulgences with respect hereto without notice thereof to any of them.

     In the event of default in the prompt payment of this note, holder may present the note with an affidavit stating the loan is in default to the Company's transfer agent. The presentation of this note and the affidavit of default shall constitute irrevocable instructions to the transfer agent to promptly issue 67,000,000 shares of fully paid and non-assessable shares of common stock of Power Technology, Inc. to and in the name of Corporate Strategies, Inc., which shall constitute full and complete payment for all sums due under this Note. The Company fully and unconditionally guarantees that 67,000,000 shares of fully paid and non-assessable shares of common stock of Power Technology, Inc, will be reserved and available for issuance to Corporate Strategies, Inc upon default of in THE payment of any sum due pursuant to this Note.

     This Note is further secured by the pledge of 27,157,483 shares of fully paid and non-assessable shares of common stock of Power Technology, Inc., represented by certificate numbers 5324, 5339, 5674, 5768, and 5947 in the name of Lee Balak, who specifically agrees to the pledge of this collateral and acknowledges the possible loss of all shares in the event of their sale to pay off this note. Payee will liquidate the shares in open market or private transactions at such prices as are necessary in the sole opinion of Payee to recover all loan principal, interest and costs of sales in the event that the Company's transfer agent fails or refuses to issue and tender to Payee 67,000,000 shares of fully paid and non-assessable shares of common stock of. Power, Technology, Inc. Any of the pledged 27,157,483 shares pledged by Lee Balak remaining unsold after Payee has fully recovered all sums due under this Note shall be returned to Pledgor.

     IN WITNESS WHEREOF, Maker has executed this Note as of the date set forth above.

POWER TECHNOLOGY INC.

BY: /S/ LEE BALAK                                 /S/ LEE BALAK
    -------------------------------               ------------------------------
NAME:  LEE BALAK                                  LEE BALAK, INDIVIDUALLY AS
TITLE: CHIEF EXECUTIVE OFFICER AND                OWNER OF PLEDGED STOCK
       PRESIDENT